Exhibit 3.40

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received(F0R BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Kurt G. Yost
Address
333 Bridge Street NW, Suite 800
City State 2IP Code
Grand Rapids Michigan 49509
            11 EFFECTIVE DATE:
<V Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1. The present name of the corporation is: Perrigo Generics company
2. The identification number assigned by the Bureau is: 47327A
3. Article \ of the Articles of Incorporation is hereby amended to read as follows:
The name of the corporation is Perrigo Pharmaceuticals Company.

COMPLETE ONLY ONE OF THE FOLLOWING:
4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the . day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this day of ,
(Signature) (Signature)
(Type or Print Name)(Type or Print Name)
(Signature) (Signature)
(Type or Print Name)(Type or Print Name)
5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the day of January ^0^4 , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following) | | at a meeting the necessary votes were cast in favor of the amendment.
[ by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)
[?] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.
[ by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.
I I by the board of a profit corporation pursuant to section 611 (2).
Profit Corporations and Professional Service Corporations Nonprofit Corporations
Signed this (> ik day of February , 2004 Signed this day of ,
By By .
(Signature of an atShorfid! officer or agent)(Signature President, Vice-President, Chariperson or Vice-Chairperson)
Todd W. Kingma
(Type or Print Name)(Type or Print Name)

6. (For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following) ] at a meeting the necessary votes were cast in favor of the amendment by written consent of all directors pursuant to Section 525 of the Act.
Signed this day of ,
By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson) (Type or Print Name)(Type or Print Title)

BCS/CD-515 (Rev. 12/03)

Name of person or organization remitting fees:

Law, Weathers & Richardson PC

Filer Number 025254

Preparer's name and business telephone number:

Lori A. Kosters

(616) 732-1793

INFORMATION AND INSTRUCTIONS

1. This form may be used to draft your Certificate of Amendement to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

   Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domesitc profit corporation or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trust Division at (517) 373-1152.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. **Signatures:**

   Profit Corporations: (Complete either Item 4 or Item 5)
   1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
   2) Item 5 must be signed by an authorized officer or agent of the corporation.

   Nonprofit Corporations: (Complete either Item 4, Item 5 or Item 6)
   1) Item 4 must be signed by all of the incorporators listed in the Article of Incorporation.
   2) Item 5 or 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9. NONREFUNDABLE FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order $10.00

   ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
   each additional 20,000 authorized shares or portion thereon .... $ 30.00 maximum fee per filing for first 10,000,000 authorized shares .... $ 5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares .... $ 30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares .... $ 200,000.00

To submit by mail:

Michigan Department of Labor & Economic Growth
Bureau of Commercial Services - Corporation Division
7150 Harris Drive
P.O. Box 30054
Lansing, MI 48909

To submit in person:

2501 Woodlake Circle
Okemos, MI
Telephone: (517) 241-6470

Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations
Customer with MICH-ELF Filer Account: Send document to (517) 241-9845

The Department of Labor & Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
Date Received I(FOR BUREAU USE ONLY) ‘
This document is effective on the date filed, unles$ a subsequent effective date within GO days after received date is stated In the document.
Name
Kurt G. Yost
Address
333 Bridge Street N.W., Suite 800
City State Zip Coda
Grand Rapids Michigan 49504 | | effective date:
Document will be returned (o the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1. The present name of the corporation is: Perrigo Company of Pennsylvania, inc.
2. The identification number assigned by the Bureau is: 47327A
3. Article J_ of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is Perrigo Generics Company.

| 4. (For amendments adopted by unanimous consent of incorporators before the first meeting Of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation were duly adopted on the day of ., , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this day of ,
~~(Signature) (Signature)
(Type or Prim Name)(Type or Print Name)
(Signature) (Signature)
(Type or Print Name)(Type or Print Name)
5, (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the day of July, 2003, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
at a meeting the necessary votes were cast in favor of the amendment.
by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.)
by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation, by the board of a profit corporation pursuant to section 611 (2).
Profit Corporations Nonprofit Corporations
Signed Msjs/lt, day of July, 2003 Signed this day of , 200__
‘ {Signaturs of President, Vice-President, Chairperson or Vice-Chairperison)
John P, Nichols, Secretary _
“(Type ar print Name) ‘(Type or Print Name)(Type or Print Title)

Name of person or organization Preparer’s name and business remitting fees: telephone number:
Law Weathers & Richardson, P.C. Angela M. Secor (616) 732-1736
INFORMATION AND INSTRUCTIONS
1. The amendment cannot be filed until this form, or a comparable document, is submitted.
2. Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.
Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.
3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.
4 Item 2—Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.
5. Item 3—The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.
6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.
7. This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.
8. Signatures:
Profit Corporations:
1) Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
2) Item 5 must be completed and signed by an authorized officer or agent of the corporation. Nonprofit Corporations:
1) Item 4 must be completed and signed by all of the incorporators listed in the Articles of Incorporation.
2) Item 5 or 6 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.
9. NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order $10.00
ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
each additional 20,000 authorized shares or portion thereof $30.00 maximum fee per filing for first 10,000,000 authorized shares $5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares $30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares $200,000.00
To submit by mail: To submit in person:
Michigan Department of Consumer & Industry Services 6546 Mercantile Way
Bureau of Commercial Services Lansing, Ml
Corporation Division Telephone: (517) 241-6400
7150 Harris Drive
PO Box 30054 Fees may be paid by VISA or Mastercard when delivered in
i . i . .„.„ person to our office.
Lansing, Michigan 48909
To submit electronically: (517) 334-8048
‘To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 241-6420 or visit our WEB site at http://www.cis.state.mi.us/corp/.

ARTICLES OF INCORPORATION

OF

PERRIGO COMPANY OF PENNSYLVANIA, INC.

These Articles of Incorporation are signed by the incorporator for the purpose of forming a domestic profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I

The name of the corporation is:

PERRIGO COMPANY OF PENNSYLVANIA, INC.

ARTICLE II

The corporation may engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

The total authorized capital stock is sixty thousand (60,000) shares of common stock with no par value. The authorized shares of stock are all of one class with equal voting rights, and each share shall be equal with every other share.

ARTICLE IV

The street address and mailing address of the initial registered office is 515 Eastern Avenue, Allegan, Michigan 49010. The name of the Resident Agent at the registered office is John R. Nichols.

ARTICLE V

The name and address of the incorporator are:

Perrigo Company

515 Eastern Avenue

Allegan, Michigan 49010

ARTICLE VI

The term of corporate existence is perpetual.

ARTICLE VII

Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE VIII

So long as the shareholders of the corporation shall be empowered by law to adopt, amend or repeal by-laws for the corporation, such action may be taken by the shareholders only by the favorable vote of the holders of not less than eighty percent (80%) of the issued and outstanding shares of the Common Stock of the corporation unless such action has first been recommended by the favorable vote of at least a majority of the whole Board of Directors of the corporation. To the extent not in conflict or inconsistent with the other provisions of these Articles of Incorporation, the by-laws for the corporation may be amended in whole or in part by a majority of the Board of Directors then in office.

ARTICLE IX

1. No Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) intentional infliction of harm on the corporation or its shareholders, (c) a violation of Section 551 of the Michigan Business Corporation Act, or (d) an intentional criminal act. If, after this Article IX has been adopted, the Michigan Business Corporation Act is amended to authorize corporate action to eliminate or limit further the personal liability of directors, then the liability of each director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as amended.

2. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

4. To the extent that a director or officer or a former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 or 3 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

5. Except as provided in Section 7 of this Article IX, any indemnification under Sections 2 or 3 of this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (b) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

6. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 2 or 3 of this Article IX shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding provided that such advance payments are authorized in the same manner as provided in Section 5 of this Article IX, and the corporation receives an undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

7. Nothing contained in this Article IX shall affect or limit the rights to indemnification to which a director or officer or former director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise which he is or was serving at the request of the corporation may be entitled by contract, under the corporation’s bylaws, or otherwise by law. The indemnification provided in this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives, and administrators of such person.

8. The corporation may indemnify any person for liability incurred by reason of the fact he is or was an employee or agent (but not a director or officer) of the corporation or is or was serving at the request of the corporation as an employee or agent (but not a director or officer) of another corporation, partnership, joint venture, trust or other enterprise whenever the Board of Directors deems it equitable or desirable that such indemnification be made.

9. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the foregoing provisions of this Article IX.

10. For the purpose of this Article IX, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE X

This corporation reserves the right to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.

The Incorporator, by its authorized officer, has signed these Articles of Incorporation this 30th day of October, 2000.

PERRIGO COMPANY

By	/s/ John R. Nichols
John R. Nichols
Its Vice President and General Counsel

INCORPORATOR

00035 (087) 115821.02